Exhibit 10.1





                                                                  April 18, 2007



The Board of Directors
Aspen Racing Stables, Inc.
211 Misty Morning
Calgary, Alberta 73Z 2Z8

Gentlemen:

     Reference the Form SB-2 Registration Statement of Aspen Racing Stables, Inc. As disclosed in the "Management's Discussion and Analysis" and "Certain Relationships and Related Transactions" sections, this will evidence my commitment that, the advances made to the Company in the amount of $100,200 shall bear no interest and shall not be called sooner than twelve months after the closing of the offering. I further commit to make additional advances to the Company to cover deficit operating costs through such date.



                                                     /s/Tracy Sasyniuk
                                                     -----------------
                                                     Tracy Sasyniuk